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                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

        EXHIBIT 12.01 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      YEAR ENDED DECEMBER 31,
                                                                   2001          2000          1999          1998          1997
                                                                 --------      --------      --------      --------      --------
                                                                                 (In millions, except for ratios)
FIXED CHARGES:
Interest expense, including amortization of debt issuance costs  $   60.2      $   65.7      $   61.7      $   44.8      $    9.0
Estimated interest portion of rents                                  16.6          15.0          12.0           4.7           3.2
Capitalized interest                                                 13.2          11.9           8.5           3.8           0.2
Preferred stock dividend                                               --            --            --            --          12.0
Gross-up of preferred stock dividend as if it were pre-tax             --            --            --            --           6.8
                                                                 --------      --------      --------      --------      --------

Total fixed charges as defined                                       90.0          92.6          82.2          53.3          31.2

EARNINGS:
Income from continuing operations before income tax expense         180.9         203.4         183.4           5.6          94.2
Total fixed charges as defined                                       90.0          92.6          82.2          53.3          31.2
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense               (13.2)        (11.9)         (8.5)         (3.8)        (19.0)
                                                                 --------      --------      --------      --------      --------

Total earnings as defined                                        $  257.7      $  284.1      $  257.1      $   55.1      $  106.4
                                                                 --------      --------      --------      --------      --------

RATIO OF EARNINGS TO FIXED CHARGES                                   2.86          3.07          3.13          1.03          3.41
                                                                 ========      ========      ========      ========      ========



SIX MONTHS ENDED JUNE 30, 2002:

FIXED CHARGES:
Interest expense, including amortization of debt issuance costs                                  $  24.0
Estimated interest portion of rents                                                                  8.0
Capitalized interest                                                                                 6.0
                                                                                                 -------

Total fixed charges as defined                                                                      38.0

EARNINGS:
Income from continuing operations before income tax expense                                        136.5
Total fixed charges as defined                                                                      38.0
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense                                               (6.0)
                                                                                                 -------

Total earnings as defined                                                                        $ 168.5
                                                                                                 -------

RATIO OF EARNINGS TO FIXED CHARGES                                                                  4.43
                                                                                                 =======